Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

IPC HOLDINGS, LTD. REPORTS FIRST QUARTER 2009 RESULTS.

PEMBROKE, BERMUDA, April 23, 2009. IPC Holdings, Ltd. (NASDAQ: IPCR) today reported net income for the quarter ended March 31, 2009 of $8.3 million, or $0.15 per common share, compared to $86.8 million, or $1.31 per common share, for the first quarter of 2008.

	Quarter ended March 31,
	2009	2008
	(unaudited)	(unaudited)
	(expressed in thousands of U.S. dollars, except per-share amounts)
NET OPERATING INCOME	$43,824	$92,823

Net losses on investments	(35,572)	(6,020)

NET INCOME	$8,252	$86,803

Preferred dividend	—	4,234

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,252	$82,569

Basic net income available to common shareholders, per common share	$0.15	$1.44
Diluted net income per common share	$0.15	$1.31

Net operating income per common share (diluted)	$0.78	$1.40

Weighted average number of common shares – basic	55,903,740	57,427,602
Weighted average number of common shares – diluted	55,916,256	66,182,883

Non-GAAP Financial Measures:

In addition to the GAAP financial measures set forth herein, IPC Holdings, Ltd. (“IPC” or the “Company”) has included certain non-GAAP financial measures in this press release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission (the “SEC”). “Net operating income” and its per-share equivalent, as used herein, differ from “net income” and its per-share equivalent under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating income is a common performance measurement which, as calculated by the Company, corresponds to net income excluding net gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating income provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing IPC’s overall financial performance.

Results of Operations:

For the quarter ended March 31, 2009, our net operating income was $43.8 million, or $0.78 per common share, compared to $92.8 million, or $1.40 per common share for the first quarter of 2008.

President and Chief Executive Officer, Jim Bryce, commented: “The earnings decline this quarter was primarily the result of three factors: higher net losses and loss adjustment expenses; higher net loss on investments; and increased general administrative expenses, largely associated with the Company’s review of strategic alternatives designed to enhance shareholder value, which resulted in the proposed amalgamation with Max Capital Group Ltd. (“Max”).

“However, we were pleased that the year started in robust fashion, as far as pricing, capacity shortfalls, terms and conditions are concerned. The loss events of the second half of 2008, including the financial ‘hurricanes’, had a beneficial impact on renewals. Current indications are that this momentum is continuing for second and third quarter reinsurance renewals. Loss activity in the first few months of this year, which included events in Europe and Australia, is similar to the same period in 2008, in that it also included events in Europe and Australia. In addition, the latest forecasts for the north Atlantic windstorm season are reminiscent of actual activity in 2008, with Professor Gray’s team at the University of Colorado predicting 12 named storms, including 6 hurricanes, of which 2 will be intense. Capacity/capital is still a precious resource, cherished by clients, brokers and reinsurers and we continue to be in a favorable capital position.”

In the quarter ended March 31, 2009, we wrote gross premiums of $234.6 million, compared to $197.9 million in the first quarter of 2008. We wrote premiums in respect of new business totaling $19.6 million, including a $12.4 million pro rata energy contract. Premiums from existing business were $29.7 million more in the first quarter of 2009 in comparison to the first quarter of 2008, mostly due to increases in pricing, where contracts saw price increases which on average were between 5% and 15%. Business that was not renewed because of unsatisfactory terms and conditions, or because the cedant did not purchase the protection, totaled $14.8 million. Excess of loss premium adjustments, which are adjustments generally arising from differences between cedants’ actual exposure base and the original estimates thereof, were $1.5 million more in the first quarter of 2009 in comparison to the first quarter of 2008. There was a $0.7 million increase in reinstatement premiums in the first quarter of 2009 compared to the first quarter of 2008.

In the quarter ended March 31, 2009, we ceded $3.2 million of premiums to our retrocessional facilities, compared with $2.0 million in the first quarter of 2008. The actual contracts ceded are at IPC’s underwriters’ judgement in optimizing the risk profile of the portfolio, which can cause premiums ceded to vary as a proportion of our gross writings from quarter to quarter.

Net premiums earned in the quarter ended March 31, 2009 were $98.7 million, compared to $89.7 million in the first quarter of 2008. This increase is mainly due to the increase in premiums written in the quarter, as explained above.

Net investment income was $21.9 million in the quarter ended March 31, 2009, compared to $23.9 million in the first quarter of 2008. This $2.0 million decrease is mainly attributed to a decrease in fixed maturity investment yields and a decrease in average invested assets.

We recognized a net loss of $35.6 million from investments in the quarter ended March 31, 2009, compared to a net loss of $6.0 million in the first quarter of 2008. This increase is mainly attributed to an adverse $31.7 million change in fair value recorded during the quarter. During January 2009, we redeemed $50.0 million of our position in our investment in a fund of hedge funds. The change in fair value comprised decreases of $(20.4) million and $(19.0) million from our fixed maturity investments and our equity investments in mutual funds, respectively, due to current market conditions, which were offset in part by $7.0 million increase in fair value in our investment in a fund of hedge funds.

In the quarter ended March 31, 2009, we incurred net losses and loss adjustment expenses of $39.1 million, compared to $5.3 million in the first quarter of 2008. Net losses incurred in the first quarter of 2009 included $15.0 million from winter storm Klaus that affected southern France and $13.3 million from the bushfires in south eastern Australia, as well as net adverse development to our estimates of ultimate losses for several prior year events. Net incurred losses in the first quarter of 2008 included $14.5 million from events in 2008, primarily the Alon Refinery explosion in Texas, a storm that affected Queensland, Australia, and windstorm Emma that affected parts of Europe. This was offset in part by reductions to our estimates of ultimate losses for several events in 2007 totaling $9.7 million. Other losses in the first quarter of 2008 included net movements from other prior year events and approximately $1.2 million attritional losses from proportional treaties, mostly resulting from the recent failure of several satellites.

Net acquisition costs incurred, which consist primarily of commissions and brokerage fees paid to intermediaries for the production of business, were $9.8 million for the quarter ended March 31, 2009, compared to $8.7 million in the first quarter of 2008. These costs have increased in proportion to the increase in earned premiums in 2009. General and administrative expenses were $24.3 million in the quarter ended March 31, 2009, compared to $7.1 million in the corresponding period of 2008. This is mainly due to the costs associated with the Company’s strategic initiatives, designed to enhance shareholder value, which resulted in the proposed amalgamation with Max, as well as costs associated with the acceleration of compensation awards in connection with the retirement of our Chief Executive Officer.

On April 23, 2009 the Board of Directors declared a quarterly dividend of $0.22 per common share, payable on June 19, 2009 to shareholders of record on June 3, 2009.

Additional Information About the Proposed Business Combination and Where to Find It:

On March 1, 2009, the Company, its wholly owned subsidiary IPC Limited and Max entered into the Agreement and Plan of Amalgamation, dated as of March 1, 2009 (as amended by the First Amendment to Agreement and Plan of Amalgamation, dated as of March 5, 2009, the “Amalgamation Agreement”), pursuant to which Max will amalgamate with IPC Limited (the “Amalgamation”). The closing of the Amalgamation is subject to customary closing conditions, including certain approvals by the Company’s and Max’s shareholders and receipt of certain insurance and other regulatory approvals. After the effective time of the Amalgamation, Max shareholders will have the right to receive 0.6429 common shares of the Company and cash in lieu of fractional shares in exchange for each Max common share they hold, unless they exercise appraisal rights under Bermuda law. The Company expects that it will issue approximately 36,440,847 common shares in connection with the Amalgamation. The Company expects to complete the Amalgamation in June 2009, subject to shareholder approval.

This press release relates to a proposed business combination between IPC and Max. On April 13, 2009, IPC filed with the SEC an amended registration statement on Form S-4, which included a preliminary joint proxy statement/prospectus. This press release is not a substitute for the preliminary joint proxy statement/prospectus that IPC has filed with the SEC or any other document that IPC or Max may file with the SEC or send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, AS

THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

Participants in the Solicitation:

IPC and Max and their directors, executive officers and other employees may be deemed to be participants in any solicitation of IPC and Max shareholders, respectively, in connection with the proposed business combination.

Information about IPC’s directors and executive officers is available in the preliminary joint proxy statement/prospectus filed with the SEC on April 13, 2009, relating to IPC’s 2009 annual meeting of shareholders; information about Max’s directors and executive officers is available in the amendment to its annual report on Form 10-K, filed with the SEC on April 1, 2009.

Conference Call:

Our management will be holding a conference call to discuss these results at 8:30 a.m. Eastern time tomorrow, April 24, 2009. To participate, call 1-877-852-6575 or (International dial-in 1-719-325-4745); the conference ID is IPC. This conference call will be broadcast simultaneously on the internet and can be accessed from http://investor.shareholder.com/media/eventdetail.cfm?mediaid=35954&c=IPCR&mediakey=D7E936840562BEF8EEB2FE4BA5D25D38&e=0 or our website at www.ipcre.bm, under the ‘News’ / ‘Webcasts’ section, and a replay of the call will also be available at this site from 11:30 a.m. Eastern time until 12:00 midnight Eastern time on Friday, May 8, 2009.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any of our wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K and other documents on file with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

CONTACT:	IPC Holdings, Ltd. + 1 441-298-5100 The Abernathy MacGregor Group, Inc. Chuck Burgess, Mike Pascale or Allyson Morris + 1 212-371-5999

Innisfree M&A Inc. Arthur Crozier + 1 212-898-6640

IPC HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except for per-share amounts)

	As of	As of
	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS:

Fixed maturity investments, at fair value	$1,772,805	$1,793,020
Equity investments, at fair value	295,091	365,147
Cash and cash equivalents	122,070	77,020
Reinsurance premiums receivable	199,241	108,033
Deferred premiums ceded	3,585	2,165
Losses and loss adjustment expenses recoverable	4,274	2,771
Accrued investment income	27,907	27,717
Deferred acquisition costs	23,302	9,341
Prepaid expenses and other assets	4,810	3,474

TOTAL ASSETS	$2,453,085	$2,388,688

LIABILITIES:

Reserve for losses and loss adjustment expenses	$354,467	$355,893
Unearned premiums	219,641	85,473
Reinsurance premiums payable	4,483	628
Deferred fees and commissions	526	359
Bank loan	—	75,000
Accounts payable and accrued liabilities	24,494	20,388

TOTAL LIABILITIES	603,611	537,741

SHAREHOLDERS’ EQUITY:

Common shares outstanding, par value U.S. $0.01	561	561
Additional paid-in capital	1,091,491	1,089,002
Retained earnings	758,298	762,260
Accumulated other comprehensive loss	(876)	(876)

TOTAL SHAREHOLDERS’ EQUITY	1,849,474	1,850,947

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,453,085	$2,388,688

Diluted book value per common share	$33.05	$33.07

IPC HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Expressed in thousands of United States dollars)

	Quarter ended March 31,
	2009	2008
	(unaudited)	(unaudited)
REVENUES:

Gross premiums written	$234,610	$197,875
Premiums ceded	(3,154)	(2,026)

Net premiums written	231,456	195,849
Change in unearned premium reserve, net	(132,748)	(106,152)

Net premiums earned	98,708	89,697
Net investment income	21,866	23,874
Net losses on investments	(35,572)	(6,020)
Other income	7	26

	85,009	107,577

EXPENSES:

Net losses and loss adjustment expenses	39,109	5,324
Net acquisition costs	9,838	8,674
General and administrative expenses	24,281	7,079
Interest expense	383	—
Net exchange loss (gain)	3,146	(303)

	76,757	20,774

NET INCOME	$8,252	$86,803

Dividends on preferred shares	—	4,234

NET INCOME Available to Common Shareholders	$8,252	$82,569

Loss and loss expense ratio (1)	39.6%	5.9%
Expense ratio (2)	34.6%	17.6%
Combined ratio (Sum of 1 + 2)	74.2%	23.5%